                       CERTIFICATE OF MERGER
                                 OF
                            KOWTOW INC.

Pursuant to Utah Code Ann. Section 16-IOA-1107(l)(a), the merger of Kowto Inc., a Utah corporation, into Kowtow, Inc., a Nevada cor-poration, is permitted under Nevada Revised Statutes Section 78.461.

As required under Section 16-IOA-1107(l)(c), the following corporation complies with Utah Code Ann. Section 16-IOA-1105 as is evidenced by the accompanying documents attached hereto filed with the State of Nevada. Further, in compliance with this section, the principal address of Kowtow, Inc., the Nevada corporation is 1800 E. Sahara, Suite 107,
Las Vegas, Nevada 89104. In compliance with Section 16-IOA-1107(2), Kowtow, Inc., the Nevada corporation, herein provides to the State of Utah a registered agent within the state to accept service in any proceeding at: 3760 So. Highland Drive, Suite 300, Salt Lake City, Utah 84106.

Under penalties of perjury, I declare that this Certificate of Merger has been examined by me and, to the best of my knowledge and belief, true and correct and complete.


By /s/ Krista Castleman
       ----------------
       Krista Castleman
       President

                      CERTIFICATE OF INCORPORATION
                                  OF
                              KOWTOW INC.


THE UTAH DIVISION OF CORPORATIONS AND COMMERCIAL CODE, HEREBY CERTIFIES THAT DUPLICATE COPIES OF ARTICLES OF INCORPORATION FOR THE INCORPORATION OF KOWTOW. INC.

DULY SIGNED AND VERIFIED PURSUANT TO THE PROVISIONS OF THE UTAH BUSINESS CORPORATION ACT, HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

ACCORDINGLY, THE DIVISION OF CORPORATIONS AND COMMERCIAL CODE, HEREBY ISSUES THIS CERTIFICATE OF INCORPORATION OF

KOWTOW. INC.

AND ATTACHES HERETO A DUPLICATE COPY OF THE ARTICLES OF INCORPORATION

119542.


Dated this 7th day of March, 1986


By: /s/ Randall R. Smart
        ----------------
        Randall R. Smart
        Director, Division of Corporations and Commercial Code

                         ARTICLES OF MERGER
                                 OF
                            KOWTOW, INC.


          As provided for under Nevada Revised Statute Section 78.458, Kotow, Inc., aNevada corporation, as the surviving corporation of the planned merger herein submits to the Secretary of State the following ARTICLES OF MERGER as acknowledged by the President and the Secretary of the corporation.

1. Kowtow,Inc., a Utah corporation, is located at 3760 So. High land Drive, Suite 300, SaltLake City, Utah 84106 and is being merged into and survived by Kowtow, Inc., a Nevada corporation, as the acquir ingcorporation with its registered place of business at 1800 E. Sahara, Suite 107. Las Vegas, Nevada 89104.

2. The plan of merger has been adopted by the board of directors of each corporation.

3. Approval by the stockholders of the Nevada corporation was not required as set forth inSection 78.454 inasmuch as the shares and rights of the stocholders of the Nevada corporation will not change.

4. Approval by the stockholders of the Utah corporation was required, and after approval by the board of directors, the plan was submitted to the stockholders at a special meeting onDecember 30, 1993, with the voting as follows: At the time of the meeting there were 1,000,000 shares outstanding and entitled (u vote, 842,800 shares were present in person or by proxy and that 842,800 shares voted in favor of the plan and no shares voted against the plan.

5. There are no amendments to the Articles of Incorporation of the surviving corporation.

6.      A copy of the Plan of Merger is attached.

We, the undersigned, being the President and the Secretary, do make and file these Articles of Merger, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hand.


By: /s/ Krista Castleton
        ----------------
        Krista Castleton
        President


By: /s/ David R. Yeaman
        ---------------
        David R. Yeaman
        Secretary


STATE OF UTAH      )
                   : ss
County of Salt Lake)

On this 30th day of December, 1993, before me, a notary public, person-ally appeared Krista Castleton and David R. Yeaman, known to me to be the persons whose names are subscribed to the within document, and acknowledge that they executed the same.

By: /s/ Peter W. Guyon
        --------------
        Peter W. Guyon
        Notary Public
        10 Exchange Place #614
        Salt Lake City, Utah 84111

                         PLAN OF MERGER
                                OF
                           KOWTOW, INC.

SUBJECT TO THE NEVADA REVISED STATUTES SECTION 78.451 THE
NEVADA CORPORATION HEREIN SUBMITS ITS PLAN OF MERGER AS APPROVED
BY THE BOARD OF DIRECTORS AND A MAJORITY OF THE STOCKHOLDERS.

1.      NAME:

It is the intent of Kowtow, Inc., incorporated in the State of Utah, to mrge into and tobe survived by the Nevada corporation, a corporati on organized under the laws of the State of Nevada, and to henceforth be known and on record as Kowtow, Inc.

2.      TERMS AND CONDITIONS:

The terms and conditions of the merger, as negotiated by the board of directors and approved by the majority of the stockholders, is as follows:

(a) That Kowtow, Inc., a Utah corporation, merge into and be sur-vived by Kowtow, Inc., die Nevada corporation, and that the stock-holders of the Utah corporation will now hold the same number of shares in the Nevada corporation with identical designations, prefer-ences, limitations, and relative rights after the merger.

(b) That the stockholders in Kowtow, Inc., a Utah corporation, will receiveone share of Kowtow, Inc., the Nevada corporation, in exchange tor one share of the Utah corporation.

(c) Merger of the Utah corporation into the Nevada corporation is permissible under Utah law Section 16-IOA-1107(1 )(a).

(d) Subject to NRS Section 78.454, approval by the stockholders of Nevada corporation, is not required for the merger, inasmuch as the articles of incorporation of the Nevada corporation will not differ from its articles before the merger.

(e) Each stockholder in the Nevada corporation, whose share were outstanding immediately before the effective date of the merger, will hold the same number of shares with identical designations, pref-erences, limitations, and relative rights immediately after the merger.

(f) The number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger do not exceed more than twenty percent (20%) of the total number of voting shares outstanding immediately before the merger.

(g) The number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger do not exceed more than twenty percent (20%) of the total number of participating shares outstanding immediately before the merger.


KOWTOW, INC. (Utah)


By /s/ Krista Castleton
       ----------------
       Krista Castleton
       President


KOWTOW. INC. (Nevada)


By /s/ Krista Castleton
       ----------------
       Krista Castleton
       President